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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 11, 2002
(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada (State or Incorporation)	95-2557091 (I.R.S. Employer Identification No.)

3820 State Street
Santa Barbara, California 93105
(Address of principal executive offices, including zip code)

(805) 563-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 5.    Other Events.

        On December 11, 2002, Tenet Healthcare Corporation (the "Company") announced that its Board of Directors authorized the use of free cash flow to repurchase up to 30 million shares, including the 13.7 million shares that remain under a previous authorization. The Company announced that it will not enter the market until after it announces the results of its second quarter of fiscal 2002, ended November 30, 2002. A press release announcing the stock repurchase is filed as Exhibit 99 hereto.

ITEM 7.    Financial Statements And Exhibits.

  (c)
  Exhibits

  99
  Press Release dated December 11, 2002, "Tenet to Repurchase 30 Million Shares."

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION
By:	/s/ LAWRENCE G. HIXON Lawrence G. Hixon Vice President

Date: December 11, 2002

EXHIBIT INDEX

99	Press Release dated December 11, 2002, "Tenet to Repurchase 30 Million Shares."

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SIGNATURE
EXHIBIT INDEX